                                                                  Exhibit 21.1



                                SUBSIDIARIES OF
                  REINSURANCE GROUP OF AMERICA, INCORPORATED



RGA International, Limited, New Brunswick corporation
      RGA Canada Management Company, Ltd., New Brunswick corporation RGA Life Reinsurance Company of Canada, Quebec corporation

Manantial Seguros de Vida, S.A., Argentine corporation

RGA Australian Holdings PTY, Limited, Australian corporation
      RGA Reinsurance Company of Australia Limited,  Australian corporation

RGA Holdings Limited (U.K.), United Kingdom corporation
      RGA Managing Agency Limited U.K., United Kingdom corporation RGA Capital Limited U.K., United Kingdom corporation

RGA Reinsurance Company, Missouri corporation
      Fairfield Management Group, Inc., Missouri corporation
            Great Rivers Reinsurance Management, Inc., Missouri corporation Reinsurance Partners, Inc., Missouri corporation
            RGA (U.K.) Underwriting Agency Ltd., United Kingdom corporation

RGA Reinsurance Company (Barbados) Ltd., Barbados corporation

RGA Insurance Company (Bermuda) Ltd., Bermuda corporation

RGA Sudamerica, S.A., Chilean corporation
      RGA Reinsurance Company Chile S.A., Chilean corporation
      BHIF America Seguros de Vida S.A., Chilean corporation


                                    83